Exhibit 99.1

IntelGenx Announces Receipt of Two Additional U.S. Patent Allowances Related To Proprietary Technology

Saint Laurent, Quebec, - (Newsfile Corp. - February 26, 2014) - IntelGenx Corp. (TSXV: IGX) (OTCQX: IGXT) (“IntelGenx”), a Canadian drug delivery company focusing on oral drug delivery, today announced that it has received a Notice of Allowance (“NOA”) from the United States Patent and Trademark Office for U.S. Patent Application Serial No. 11/647,033 entitled “Multilayer tablet” which covers the technology used in our hypertension product currently under development. A second NOA has been received for U.S. Patent Application Serial No. 11/782,838 entitled “Controlled-release pharmaceutical tablets” which is related to the drug delivery technology used in Forfivo XL®, IntelGenx’ first FDA-approved product currently commercialized in the U.S. These two NOA’s conclude the examination of each U.S. patent application and will result in the issuance of two U.S. patents after administrative processes are completed.

"These two additional NOA’s in the U.S. represent yet another important expansion of IntelGenx’ patent estate as well as demonstrating the innovative design of our drug delivery technologies" said Rajiv Khosla, IntelGenx’ President and Chief Executive Officer. "Our goal is to protect the innovation and commercial potential of the products developed at IntelGenx and these NOA’s further strengthen our proprietary position."

About IntelGenx:

IntelGenx is a drug delivery company focused on the development of oral controlled-release products as well as novel rapidly disintegrating delivery systems. IntelGenx uses its unique multiple layer delivery system to provide zero-order release of active drugs in the gastrointestinal tract. IntelGenx has also developed novel delivery technologies for the rapid delivery of pharmaceutically active substances in the oral cavity based on its experience with rapidly disintegrating films. IntelGenx’ development pipeline includes products for the treatment of indications such as severe depression, hypertension, erectile dysfunction, migraine, insomnia, CNS indications, idiopathic pulmonary fibrosis, oncology and pain, as well as animal health products. More information is available about the company at www.intelgenx.com.

Forward Looking Statements:

This document may contain forward-looking information about IntelGenx' operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx' plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "could," "would," and similar expressions. All forward looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx' actual results could differ materially from those expressed or implied by these forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in IntelGenx' annual report on Form 10-K for the fiscal year ended December 31, 2012, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities and www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Each of the TSX Venture Exchange and OTCQX has neither approved nor disapproved the contents of this press release.

CONTACT:

Dr. Rajiv Khosla,
President and CEO
IntelGenx Corp.
T: +1 514-331-7440
F: +1 514-331-0436
www.intelgenx.com